NOTICE OF GUARANTEED DELIVERY
for tender of
9.00% Preferred Securities, Series I
of
FW PREFERRED CAPITAL TRUST I
(Liquidation Amount $25 per Trust Security)
 Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC, including accrued dividends
Pursuant to the Offer to Exchange dated June 30, 2005

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates representing the 9.00% Preferred Securities, Series I of FW Preferred Capital Trust I (the “Trust Securities”) are not immediately available, or (ii) if the procedures for book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach the Exchange Agent as soon as possible and, in any event, prior to the Expiration Date (as defined below). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by telegram, telex, facsimile transmission or mailed to the Exchange Agent. See “Description of the Exchange Offer—Procedures for Tendering Your Securities—Guaranteed Delivery” in the Offer to Exchange.

     The Exchange Offer will expire at 5:00 p.m., New York City time, on July 29, 2005, which we refer to as the Expiration Date, unless extended by us. You may revoke your tender at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

The Exchange Agent for the Offer is:
The Bank of New York, London Branch

By Mail:	Facsimile Transmission:	By Hand or Overnight Courier:
The Bank of New York,	(For Eligible Institutions Only)	The Bank of New York,
London Branch	The Bank of New York,	London Branch
c/o The Bank of New York	London Branch	c/o The Bank of New York
Corporate Trust Operations	c/o The Bank of New York	Corporate Trust Operations
Reorganization Unit	Corporate Trust Operations	Reorganization Unit
101 Barclay Street – 7 East	Reorganization Unit	101 Barclay Street – 7 East
New York, NY 10286	101 Barclay Street – 7 East	New York, NY 10286
Attn: William Buckley	New York, NY 10286	Attn: William Buckley
Attn: William Buckley
Fax: (212)-298-1915
For Confirmation Telephone:
(212)-815-5788

The Information Agent
(the “Information Agent”) for the Offer is:
Morrow & Co., Inc.
445 Park Avenue, 5th Floor
New York, New York 10022
(212) 754-8000
Securityholders Please Call Toll Free: (800) 607-0088
Banks and Brokers Call: (800) 654-2468
E-mail: fw.info@morrowco.com

     Delivery of this Notice of Guaranteed Delivery to an address or via a facsimile other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery to the Exchange Agent.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal (the “Letter of Transmittal”).

     An Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Exchange under “Description of the Exchange Offer—Procedures for Tendering Your Securities—Tender of Trust Securities Held Through DTC”) and Trust Securities to the Exchange Agent within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to Foster Wheeler Ltd., upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 30, 2005 (the “Offer to Exchange”), the Letter of Transmittal (which together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, and accept the Offer in accordance with its terms in respect of the number of Trust Securities specified below pursuant to the guaranteed delivery procedure described under “Description of the Exchange Offer—Procedures for Tendering Your Securities—Guaranteed Delivery” in the Offer to Exchange.

Trust Securities Certificate Number(s) (if available):	Name of Record Holder(s):

Please Type or Print

Aggregate Liquidation Amount Represented by Certificate(s)*:

Address(es)

Aggregate Liquidation Amount Tendered:

Zip Code

Please check box if Trust Securities will be tendered by book-entry transfer:

Account Number:	Area Code and Telephone Number(s)

Date:
Signature(s) of Holder(s)

Dated: __________________, 2005

* Liquidation amount $25 per trust security

     The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for Trust Securities or on a security position listing as the owner of Trust Securities, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE

(Not to be used for signature guarantee)

     The undersigned, a firm which is a member of the Medallion Signature Guarantee Program, or any other “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either Trust Securities tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Trust Securities in the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange business day following the date hereof.

Name of Firm	Authorized Signature

Address	Title

Name:

Zip Code	Please Type or Print

Area Code and Telephone Number(s)	Date: ___________________, 2005

     DO NOT SEND CERTIFICATES FOR TRUST SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of Trust Securities, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail the holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Offer to Exchange and Instruction 1 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Trust Securities referred to in this Notice of Guaranteed Delivery, the signatures must correspond with the name(s) written on the face of the Trust Securities without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Trust Securities, the signature must correspond with the name shown on the security position listing as the owner of the Trust Securities.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Trust Securities listed or a participant of DTC whose name appears on a security position listing as the owner of the Trust Securities, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the names(s) of the registered holder(s) appear(s) on the Trust Securities or signed as the name of the participant is shown on DTC’s security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company of the person’s authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Offer to Exchange, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Information Agent at the address specified in this Notice of Guaranteed Delivery and in the Offer to Exchange. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.